UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2021

CEMTREX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37464	30-0399914
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

276 Greenpoint Ave Bld. 8 Suite 208
Brooklyn, NY	11101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 756-9116

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	CETX	Nasdaq Capital Market
Series 1 Preferred Stock	CETXP	Nasdaq Capital Market
Series 1 Warrants	CETXW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 6, 2021, Priscilla Popov was dismissed from her position as Chief Financial Officer (“CFO”) at Cemtrex.

On January 6, 2021, Christopher C. Moore was appointed Cemtrex’s Chief Financial Officer where he is responsible for the Company’s financial planning, accounting, tax, and business process functions. Prior to joining Cemtrex, Chris was the Senior Director of Strategic Finance and Analytics at Movable Ink. Chris has over a decade of experience in finance analytics and accounting. During his career, Chris has worked as a strategic leader with a number of public and private technology companies, holding responsibility for improving business operations, financial planning, analytics, equity management, investor relations, and compliance. Prior to joining Cemtrex, he held finance and accounting leadership positions at Shoretel, Smartling, mparticle, and Clarifai. Chris is a CFA Charterholder, holds a BA from the University of Miami, and received his MBA from Yale University School of Management.

Aside from that provided above, Mr. Moore does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

There are no family relationships between Mr. Moore and any of our directors or executive officers.

Aside from the following, Mr. Moore has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

We provided Mr. Moore with an offer letter explaining his compensation structure. Mr. Moore will have a salary of $195,000 annually, with an annual increase of 3% on each anniversary of continued employment. He is entitled to two semiannual bonus awards of 10% of his base salary to be defined my mutual agreement prior to each six-month interval. We have issued to Mr. Moore a stock option for 150,000 shares of our common stock at an exercise price based on the average closing price of the 5 preceding trading days prior to the start date set for January 4, 2021. This option will vest 1/4th or 37,500 shares each year on the anniversary date of the start date and will be subject to our standard terms and conditions under federal securities and employment laws. Mr. Moore is also entitled to three weeks paid vacation and automatic enrollment in our health care plan.

The first three months of Mr. Moore’s employment will be an introductory period as is standard per company policy. At all times, including during and after completion of the introductory period (whether or not the introductory period is completed to the full satisfaction of the company), employment with the company is considered to be at-will, and employment may be terminated at any time for any lawful reason by either party.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Offer Letter, dated December 24, 2020, by and between Cemtrex, Inc. and Christopher C. Moore

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEMTREX, INC.

Date: January 8, 2021	By:	/s/ Saagar Govil
Saagar Govil
Chairman, President and Chief Executive Officer